SPECIALTY TRUST, INC. AND SUBSIDIARIES
EXHIBIT 11.1
Schedule IV

MORTGAGE LOANS ON REAL ESTATE
MORTGAGE LOAN ROLLFORWARD

Balance at January 1, 2002	$73,331,659
Additions during the period
New mortgage loans	70,661,266
Refinanced Loans from REO	1,035,900
Deductions during the period
Foreclosures	(1,883,000)
Collections of principal	(46,900,431)

Balance at December 31, 2002	$96,245,394
Additions during the period
New mortgage loans	86,070,061
Deductions during the period
Foreclosures	(10,224,992)
Collections of principal	(76,480,299)

Balance at December 31, 2003	$95,610,164

Additions during the period
New mortgage loans	113,365,118
Deductions during the period
Foreclosures	(2,378,989)
Collections of principal	(112,002,597)

Balance at December 31, 2004	$94,593,696

See accompanying report of independent registered public accounting firm.

SPECIALTY TRUST, INC. AND SUBSIDIARIES
EXHIBIT 11.1
Schedule IV

MORTGAGE LOANS ON REAL ESTATE
December 31, 2004

Mortgage Loans by Type of Property

		Original	Carrying		Principal Amount	Accrued
Type of	Interest	Loan	Amount of	Maturity	Subject to	Interest	Interest
Loan	Rate	Amount*	Mortgages	Dates	Delinquency	Receivable	Income

Residential Land	12.50-13.00%	$62,475,176	$27,130,822	4/05-12/06	$—	$293,478	$890,907
Construction	12.50-13.00%	29,965,000	24,455,450	11/04-1/07	5,335,000	210,312	1,783,075
Commercial Land	12.25-13.00%	14,209,500	14,209,500	1/05 -2/06	—	151,557	1,826,188
Other	12.25% - 17.50%	28,797,924	28,797,924	8/05-01/07	—	519,702	922,334

		$135,447,600	$94,593,696		$5,335,000	$1,175,049	5,422,504

Loans paid off during 2004							6,363,697
Loan point amortization							90,091

							$11,876,292

Mortgage Loans by Lien Position

					Principal
		Original	Carrying		Amount
Lien	Interest	Loan	Amount of	Maturity	Subject to
Position	Rate	Amount*	Mortgages	Dates	Delinquency
1st ^	12.25-17.50%	$108,362,600	$85,334,696	11/04-1/07	$5,100,000
2nd	12.50-13.00%	27,085,000	9,259,000	4/05-11/06	235,000

		$135,447,600	$94,593,696		$5,335,000

*	Original loan amount includes future commitments on behalf of all investors of $3,647,385 at December 31, 2004

^	Includes loans totaling $13,050,000 that are secured by the first priority in a pledged partnership interest.

See accompanying report of independent registered public accounting firm.

SPECIALTY TRUST, INC. AND SUBSIDIARIES
EXHIBIT 11.1
Schedule IV

Amount of Loan

					Principal
		Final	Original	Carrying	Amount
Amount of	Interest	Maturity	Loan	Amount of	Subject to
Loan	Rate	Date	Amount*	Mortgages	Delinquency
$0 - 250,000	12.50%	4/05-12/06	$2,495,176	$782,452	$235,000
$250,001 -500,000	12.50% - 13.00%	2/06	28,250,000	713,940	—
$500,001 - 1,000,000	13.00%	4/05	2,185,000	539,430	—
$1,000,001 - 5,000,000	12.25% - 13.00%	1/05-12/06	35,967,424	35,417,424	—
Over $5 million	12.50% - 17.50%	11/04-1/07	66,550,000	57,140,450	5,100,000

			$135,447,600	$94,593,696	$5,335,000

*	Original loan amount includes future commitments on behalf of all investors of $3,647,385 at December 31, 2004

See accompanying independent auditor’s reports.